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                                                                    EXHIBIT 99.2

                      KING HOLDING CORP. AND SUBSIDIARIES

         SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                 FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1994
                                 (IN THOUSANDS)

                                                                           1993         1994
                                                                           -----       ------
Balances at Beginning of Year............................................  $ 932       $  715
Additions:
  Charged to operations..................................................    489          676
  Recoveries.............................................................     89           46
Deductions:
  Accounts written off...................................................   (795)        (237)
                                                                           -----       ------
Balance at End of Year...................................................  $ 715       $1,200
                                                                           =====       ======
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